                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                                 Novell, Inc.
.............................................................................
               (Name of Registrant as Specified In Its Charter)

                                 Novell, Inc.
..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
         .......................................................................

      2) Aggregate number of securities to which transaction applies:
         .......................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/
         .......................................................................

      4) Proposed maximum aggregate value of transaction:
         .......................................................................

_/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ......................................................

      2) Form, Schedule or Registration Statement No.:
         ......................................................

      3) Filing Party:
         ......................................................

      4) Date Filed:
         ......................................................


Notes:

                                [COMPANY LOGO]

                                  NOVELL, INC.
                              122 EAST 1700 SOUTH
                                 P.O. BOX 5900
                                PROVO, UT 84606

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, MARCH 9, 1994

TO THE SHAREHOLDERS OF NOVELL, INC.:

  Notice is hereby given that the Annual Meeting of Shareholders of NOVELL, INC. will be held at the Novell Corporate Headquarters located at 122 East 1700 South, Provo, Utah 84606, on Wednesday, March 9, 1994, at 2:00 p.m. Mountain Standard Time, for the following purposes:

    1. To elect six directors;

    2. To approve and ratify the adoption of amendments to the Novell, Inc. 1991 Stock Plan; and

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only shareholders of record at the close of business on January 11, 1994, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors,

                                          /s/ David R. Bradford
                                          ---------------------
                                          David R. Bradford
                                          Secretary

January 20, 1994


 YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT

                                       OF

                                  NOVELL, INC.

  This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to the shareholders of Novell, Inc., a Delaware corporation ("Novell" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1994 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Novell Corporate Headquarters located at 122 East 1700 South, Provo, Utah 84606, on Wednesday, March 9, 1994, at 2:00 p.m. Mountain Standard Time, and any adjournment thereof. These proxy materials are being mailed on or about January 20, 1994, to all shareholders of the Company's Common Stock of record as of January 11, 1994. At the Annual Meeting, the Company's shareholders will be asked to elect six directors, to approve and ratify the adoption of amendments to the Novell, Inc. 1991 Stock Plan and to vote on such other matters as may properly come before the Annual Meeting.

PERSONS MAKING THE SOLICITATION

  All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telegraph, telefax, or telex, in person or otherwise, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such material. Additionally, the Company has elected to retain the services of Corporate Investor Communications, Inc. for the purpose of soliciting proxies to be voted at the Annual Meeting at an estimated cost of $12,500, plus out of pocket expenses.

RECORD DATE AND SHARES OUTSTANDING

  Shareholders of record at the close of business on January 11, 1994 of the Company's Common Stock, par value $.10 per share ("Common Stock"), are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, 308,833,023 shares of Common Stock were outstanding and entitled to vote. Each outstanding share of Common Stock entitles the holder thereof to one vote. As of record date, January 11, 1994, the closing stock price was $22.00 per share.

REVOCABILITY OF PROXY

  A proxy may be revoked by a shareholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted FOR the slate of directors described herein, FOR the approval and ratification of the amendments to the Novell, Inc. 1991 Stock Plan and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  All share amounts referred to in this Proxy Statement have been adjusted to reflect the two-for-one stock splits on August 12, 1991, and August 26, 1992. The following table sets forth, as of December 15, 1993, information relating to the beneficial ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table (the "Named Officers"), and by all directors and executive officers as a group.

                                                            COMMON STOCK(1)
                                                         ----------------------
                                                                    PERCENT OF
                                                         NUMBER OF  OUTSTANDING
                                                           SHARES     SHARES
                                                         ---------- -----------
      Raymond J. Noorda(2).............................. 30,939,744    11.14
       Novell, Inc.
       122 East 1700 South
       Provo, UT 84606
      Kanwal S. Rekhi(3)................................    617,684      *
      Elaine R. Bond....................................     26,000      *
      Jack L. Messman(4)................................    685,332      *
      Larry W. Sonsini..................................     19,932      *
      Ian R. Wilson(5)..................................     77,332      *
      Mary M. Burnside..................................     67,345      *
      Joseph A. Marengi.................................     22,587      *
      James R. Tolonen(6)...............................    142,000      *
      All directors and executive officers as a group
       (15 persons)..................................... 32,969,661    11.96

- --------
  *less than one percent

(1) Unless otherwise indicated, the persons named have sole voting and investment power over the number of shares of the Company's Common Stock shown as being beneficially owned by them. As to each person or group named in the table, the table includes the following shares issuable upon exercise of options which are exercisable within 60 days from December 15, 1993: Mr. Rekhi 72,500, Ms. Bond 24,000, Mr. Messman 85,332, Mr. Sonsini 13,332, Mr. Wilson 69,332, Ms. Burnside 60,000, Mr. Marengi 22,250, Mr.
    Tolonen 58,000, all directors and executive officers as a group 693,146.

(2) Of such shares (i) 16,468,144 shares are held by a trust (of which Mr. Noorda is a co-trustee) for the benefit of members of Mr. Noorda's immediate family and (ii) 13,651,600 shares are held by Dialogic Systems Corporation, a corporation in which Mr. Noorda holds 100% of the stock.

(3) Includes 45,184 shares held by a trust for Mr. Rekhi's minor children under Trust Agreements dated December 15, 1989, of which trust he serves as a co-trustee and as to which shares he disclaims beneficial ownership.

(4) Includes 40,000 shares held by Mr. Messman as custodian for his minor children.

(5) Mr. Wilson holds 8,000 shares as trustee for his Defined Benefit Pension
    Plan.

(6) Includes 8,472 shares held by Mr. Tolonen as custodian for his minor child.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

  A Board of six directors is to be elected at the Annual Meeting. Unless otherwise indicated by the shareholder on the Proxy Card, the persons named in the Proxy Card as proxies for this meeting will vote in favor of each of the following nominees as directors of the Company. Directors elected at the Annual Meeting will hold office until the next annual meeting of shareholders of the Company, and until their successors are duly elected and qualified, except in the event of their death, resignation, or removal. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board of Directors may recommend.

                       PRINCIPAL OCCUPATION AND BUSINESS
                                   EXPERIENCE                    HAS BEEN A
       NAME                DURING THE LAST FIVE YEARS          DIRECTOR SINCE AGE
       ----            ---------------------------------       -------------- ---
 Raymond J. Noorda Chairman of the Board, President and
                    Chief Executive Officer of the
                    Company(1)..............................        1983       69
 Elaine R. Bond    Chase Fellow and Senior Consultant for
                    Chase Manhattan Bank(2).................        1993       58
 Jack L. Messman   President and Chief Executive Officer of
                    Union Pacific Resources Company(3)......        1985       53
 Kanwal S. Rekhi   Executive Vice President Corporate
                    Technology of the Company(4)............        1989       47
 Larry W. Sonsini  Member of the law firm of Wilson,
                    Sonsini, Goodrich & Rosati, Professional
                    Corporation(5)..........................        1988       52
 Ian R. Wilson     Chairman of the Board, President and
                    Chief Executive Officer of Windmill
                    Holdings Corp.(6).......................        1989       64

- --------
(1) Mr. Noorda, a founder of the Company, has been Chief Executive Officer and President of the Company since March 1983 and Chairman of the Board of the Company since January 1986. Mr. Noorda is also a director of Dialogic Systems Corporation, Alpnet, Inc., Micro Technology, Inc., and Business Systems Group.

(2) From December 1991 to present, Ms. Bond has served as a Chase Fellow and Senior Consultant for Chase Manhattan Bank, a New York based Money Center Bank. From 1981 to December 1991, Ms. Bond served as Senior Vice President and Senior Technology Officer for Chase Manhattan Bank. Prior to this time, she worked for 24 years in a variety of positions for International Business Machines Corporation (IBM). Ms. Bond is also a director of Washington National Corporation, a health, life, and disability insurance company located in Lincolnshire, Illinois.

(3) From March 1991 to present, Mr. Messman has served as President and Chief Executive Officer of Union Pacific Resources Company, an oil company. From 1988 to March 1991, Mr. Messman served as Chairman and Chief Executive Officer of U.S.P.C.I., Inc., a hazardous waste disposal company. From 1986 to 1988, Mr. Messman served as Managing Director of Mason Best Company, an investment banking firm. Mr. Messman is also a director of Cambridge Technology Partners, Inc. and Tandy Corporation.

(4) From June 1989 to present, Mr. Rekhi has been an Executive Vice President and a director of the Company. Currently, Mr. Rekhi is Executive Vice President Corporate Technology. Mr. Rekhi, a founder and executive officer of Excelan, Inc., a LAN corporation acquired by Novell in June 1989, served as Excelan's President and Chief Executive Officer from February 1988 to June 1989 and as Executive Vice President of Business Development from 1986 to February 1988. Mr. Rekhi was also Secretary of Excelan from 1982 to February 1988 and a member of its Board of Directors from 1986 to June 1989. Mr. Rekhi is also a director of Gupta Corporation.

(5) Mr. Sonsini has been with the law firm of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation since 1966. He is also a director of Lattice Semiconductor Corporation and Silicon Valley Group.

(6) From February 1989 to present, Mr. Wilson has served as Chairman of the Board, Chief Executive Officer and President of Windmill Holdings Corp., a milling and baking company. From 1985 until August 1990, Mr. Wilson served as Chairman of the Board, Chief Executive Officer and President of Wyndham Foods, Inc., a baking company. From 1982 to August 1990, Mr. Wilson also served as Chairman of the Board of Wilson Bottling Corporation. He is also a director of Aqua-Vie Beverage Corporation and Golden State Foods, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held ten meetings in fiscal 1993.

  The Board of Directors has two committees. The Audit Committee is comprised of Directors Messman as chairman, Bond and Wilson. The Compensation Committee is comprised of Directors Wilson as chairman, Bond and Messman. There is no Nominating Committee or any committee performing the function of a nominating committee.

  The Audit Committee met twice during fiscal 1993. The responsibilities of the Audit Committee include recommending to the Board the selection of the independent auditors and reviewing the Company's internal accounting controls. The Audit Committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the practices and procedures of the independent auditors, the scope of the audit, accounting controls, practices and policies, and the relationship between the Company and its independent auditors, including the availability of Company records, information and personnel.

  The Compensation Committee of the Board of Directors met five times during fiscal 1993. The Compensation Committee focuses on executive compensation, the administration of the Company's stock option and stock purchase plans and making decisions on the granting of discretionary bonuses.

  All directors attended at least 75% of the meetings of the Board and Committees of which they were members.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SLATE OF NOMINEES SET FORTH ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

  The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no legal effect under Delaware law. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the election of directors, the Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions with respect to the election of directors in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that broker non-votes may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business. Accordingly, the Company intends to treat broker non-votes with respect to the election of directors in this manner. Shareholders do not have the right to cumulate their votes in the election of directors.

                                  PROPOSAL TWO

                  APPROVAL AND RATIFICATION OF THE ADOPTION OF
                 AMENDMENTS TO THE NOVELL, INC. 1991 STOCK PLAN

GENERAL INFORMATION

  At the meeting, there will be presented to the shareholders a proposal to approve and ratify the adoption by the Board of Directors of certain amendments to the Novell, Inc. 1991 Stock Plan (the "1991 Stock Plan"). The 1991 Stock Plan was originally adopted by the Board of Directors in October 1991 and approved by shareholders in March 1992. The 1991 Stock Plan initially provided for the issuance of Stock Options, Stock Appreciation Rights, Stock Purchase Rights and Long-Term Performance Awards to purchase up to 20,000,000 shares (as adjusted to reflect the two-for-one stock split in August 1992) of the Company's Common Stock.

PROPOSED AMENDMENTS

  On October 5, 1993, the Board of Directors of the Company approved an automatic annual increase in the number of shares available for issuance under the 1991 Stock Plan on each November First by 2.9 percent of the outstanding Shares of Common Stock as of the Company's preceding fiscal year end for the next six years and to make certain other amendments.

  The principal changes in the Company's 1991 Stock Plan that the shareholders are being asked to approve at the 1994 Annual Meeting are summarized below and set forth in more detail under "Description of the 1991 Stock Plan, as amended". A copy of the amended 1991 Stock Plan will be furnished by the Company to any shareholder upon written request to the Corporate Secretary.

  1. The total number of shares of Common Stock available for issuance under the 1991 Stock Plan has been increased from 20,000,000 to 28,933,478 on November 1, 1993 based on an increase equal to 2.9 percent of the Company's outstanding shares of Common Stock on October 30, 1993, the preceding fiscal year end. The shares issuable under the 1991 Stock Plan shall continue to increase each subsequent November First for the next five years by 2.9 percent of outstanding shares of Common Stock as of the Company's preceding fiscal year end (last Saturday of October). Incentive stock options are limited to 20,000,000 shares.

  2. No employee shall be granted, in any fiscal year of the Company, options and SARs to acquire in the aggregate more than 500,000 shares of Common Stock. The Company may, however, make an additional one-time grant to newly hired employees of up to 1,000,000 shares.

  The above limitations shall adjust proportionately in connection with any change in recapitalization.

  The Omnibus Budget Reconciliation Act of 1993 ("OBRA") added Section 162(m) to the Internal Revenue Code of 1986. Under Section 162(m), the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated employees of a publicly-held corporation is limited to no more than $1,000,000 per year for fiscal year beginning on or after January 1, 1994. This limitation does not apply to compensation attributable to stock options or SARs if, among other things, the option plan includes limits on option and SAR grants to employees such as the limitations described above (see discussion below of "Performance-Based Compensation Limitations").

DESCRIPTION OF 1991 STOCK PLAN, AS AMENDED

  General. The 1991 Stock Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to the Employee Retirement Income Security Act of 1974, as amended.

  Purpose. The purpose of the 1991 Stock Plan is to provide an incentive to eligible employees, consultants and officers of the Company whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company and to enable the Company to enlist and retain the best available talent for the conduct of its business. It is intended that this purpose will be effected through the granting of (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Stock Purchase Rights and (iv) Long-Term Performance Awards.

  Eligibility. Officers, consultants and other employees of the Company or any parent or subsidiary of the Company whom the administrators deem to have the potential to contribute to the success of the Company are eligible to receive awards under the 1991 Stock Plan. The 1991 Stock Plan provides that Nonstatutory Stock Options, Stock Appreciation Rights, Stock Purchase Rights and Long-Term Performance Awards may be granted to employees (including officers) and consultants of the Company or any parent or subsidiary of the Company. Incentive Stock Options may be granted only to employees (including officers) of the Company or any parent or subsidiary of the Company.

  Administration. The 1991 Stock Plan must be administered by the Board of Directors of the Company or a committee thereof. With respect to grants of Stock Options, Stock Purchase Rights, Stock Appreciation Rights and Long-Term Performance Awards to employees or consultants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1991 Stock Plan is to be administered in such a manner as to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary grant or award plan. If permitted by Rule 16b-3, the 1991 Stock Plan may be administered by different bodies with respect to (i) directors who are employees, (ii) officers who are not directors and (iii) employees who are neither directors nor officers. The administrators of the 1991 Stock Plan have full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each award, subject to the provisions of the 1991 Stock Plan. The interpretation and construction of any provision of the 1991 Stock Plan by the administrators shall be final and conclusive. Members of the Board of Directors will receive no additional compensation for their services in connection with the administration of the 1991 Stock Plan.

  Reserved Shares. The total number of shares of Common Stock, $.10 par value ("Common Stock"), reserved and available for distribution under the 1991 Stock Plan as of November 1, 1993 is 28,933,478 shares. Such amount shall increase each November First by 2.9 percent of the Company's outstanding Common Stock as of the preceding fiscal year end (last Saturday of October) for the next five years. All shares of Common Stock issued pursuant to the 1991 Stock Plan will also include one preferred stock purchase right ("Right") pursuant to the Company's Preferred Shares Rights Plan as amended (the "Rights Plan") adopted in December 1988. The Rights Plan provides for a dividend of Rights, which cannot be exercised until certain events occur, to purchase shares of Preferred Stock of the Company or, after certain events, shares of Common Stock of the Company. Each shareholder of record receives one Right for each share of Common Stock that he or she owns, and until the occurrence of certain events, such Rights trade with the shares of Common Stock. The Rights Plan was adopted to ensure that all shareholders of the Company receive fair value for their Common Stock in the event of any proposed takeover of the Company and to guard against coercive tactics to gain control of the Company without offering fair value to the Company's shareholders.

  Stock Options. The 1991 Stock Plan permits the granting of non-transferable stock options that either qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options" or "ISOs") or do not so qualify ("Nonstatutory Stock Options" or "NSOs"). The term of each option will be fixed by the administrators but may not exceed ten years from the date of grant in the case of ISOs. The administrators will determine the time or times each option may be exercised. Options may be made exercisable in installments, exercisability may be suspended during certain leaves of absence or reductions in work hours and the exercisability of options may be accelerated by the administrators. The option exercise price for each share covered by an ISO will not be less than 100% of the fair market value of a share of Common Stock on the date of grant of such option. The option exercise price for each share covered by an NSO will be determined by the administrators.

  The consideration to be paid for shares issued upon exercise of options granted under the 1991 Stock Plan, including the method of payment, shall be determined by the administrators and may consist entirely of (i) cash, (ii) check, (iii) promissory note, (iv) other shares of Common Stock, (v) the delivery of a properly executed notice together with such other documentation as the administrators and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (vi) any combination of the foregoing methods, or (vii) such other consideration and methods as are permitted by applicable laws.

  Under the 1991 Stock Plan, in the event of an optionee's termination of employment or consulting relationship for any reason other than death or total and permanent disability, an option may thereafter be exercised, to the extent it was exercisable at the date of such termination, for such period of time as the administrator shall determine at the time of grant (not to exceed six months, or three months in the case of Incentive Stock Options), but only to the extent that the term of the option has not expired. However, if an optionee's employment or consulting relationship is terminated as a result of the optionee's permanent and total disability, the option will be exercisable for twelve months following such termination, but only to the extent it was exercisable at the date of termination and to the extent that the term of the option has not expired. If an optionee's employment or consulting relationship is terminated by reason of the optionee's death, the option will be exercisable by the optionee's estate or successor for twelve months following death, but only to the extent it was exercisable at the date of death and to the extent that the term of the option has not expired.

  The administrators of the 1991 Stock Plan may at any time offer to buy out for a payment in cash or shares of Common Stock of the Company an option previously granted, based on such terms and conditions as the administrators shall establish and communicate to the optionee at the time that such offer is made.

  All options granted under the 1991 Stock Plan shall be evidenced by a stock option agreement between the Company and the optionee to whom such option is granted. Options granted to persons subject to Section 16 of the Exchange Act may impose additional restrictions necessary to comply with Rule 16b-3.

  Stock Appreciation Rights. The 1991 Stock Plan also permits the granting of nontransferable stock appreciation rights ("SARs"). SARs may be granted in connection with all or any part of an option, either concurrently with the grant of the option or at any time thereafter during the term of the option. A SAR granted in connection with an option shall entitle the optionee to exercise the SAR by surrendering to the Company unexercised a portion of the related option. The optionee shall receive in exchange from the Company an amount equal to the excess of the fair market value, on the date of exercise of the SAR, of the Common Stock covered by the surrendered portion of the related option over the exercise price of the Common Stock covered by the surrendered portion of the related option. Notwithstanding the foregoing, the administrators of the 1991 Stock Plan may place limits on the aggregate amount that may be paid upon exercise of a SAR, provided, however, that such limits shall not restrict the exercisability of the related option. When a SAR granted in connection with an option is exercised, the related option, to the extent surrendered, shall cease to be exercisable. A SAR granted in connection with an option shall be exercisable until, and shall expire no later than, the date on which the related option ceases to be exercisable or expires. A SAR granted in connection with an option may only be exercised at a time when the fair market value of the Common Stock covered by the related option exceeds the exercise price of the Common Stock covered by the related option.

  SARs may also be granted without related options. In such an event, the SAR will entitle the optionee, by exercising the SAR, to receive from the Company an amount equal to the excess of the fair market value of the Common Stock covered by the exercised portion of the SAR as of the date of such exercise, over the fair market value of the Common Stock covered by the exercised portion of the SAR, as of the last market trading date prior to the date on which the SAR was granted. Notwithstanding the foregoing, the administrators of the 1991 Stock Plan may place limits on the aggregate amount that may be paid upon exercise of a SAR. A SAR granted without a related option shall be exercisable, in whole or in part, at such time as the administrators shall specify in the recipient's SAR agreement.

  The Company's obligation arising upon the exercise of a SAR may be paid in Common Stock or in cash, or any combination thereof, as the administrators may determine. Shares issued upon the exercise of a SAR shall be valued at their fair market value as of the date of exercise. SARs granted to persons subject to Section 16 of the Exchange Act may impose additional restrictions necessary to comply with Rule 16b-3.

  Performance-Based Compensation Limitations. The following limitations will apply to grants of Options and SARs under the Plan:

  No employee shall be granted in any fiscal year of the Company, Options and SARs to acquire in the aggregate more than 500,000 shares of Common Stock. The Company may, however, make an additional one-time grant of up to 1,000,000 shares to newly-hired employees.

  The foregoing limitations which shall adjust proportionately in connection with any change in the Company's capitalization, are intended to satisfy the requirements applicable to Options and SARs intended to qualify as "performance-based compensation" within the meaning of Section 162 (m) of the Code. In the event that the Committee determines that such limitations are not required to qualify Options and SARs as performance-based compensation, the Committee may modify or eliminate such limitations.

  Stock Purchase Rights. The 1991 Stock Plan permits the Company to grant stock purchase rights to purchase Common Stock of the Company ("Stock Purchase Rights") either alone, in addition to, or in tandem with other awards under the 1991 Stock Plan or cash awards made outside the Plan. Upon the granting of a Stock Purchase Right under the 1991 Stock Plan, the offeree shall be advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the offeree shall be entitled to purchase, the price to be paid and the time within which the offeree must accept such offer (which shall in no event exceed 30 days from the date upon which the administrators made the determination to grant the Stock Purchase Right). The offer shall be accepted by execution of a restricted stock purchase agreement between the Company and the offeree.

  Unless the administrators of the 1991 Stock Plan determine otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death or permanent and total disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the administrators may determine. Upon exercise of a Stock Purchase Right, the purchaser shall have rights equivalent to those of a shareholder of the Company. Stock Purchase Rights granted to persons subject to
Section 16 of the Exchange Act, and shares of Common Stock purchased in connection with such Stock Purchase Rights, may impose or be subject to additional restrictions necessary to comply with Rule 16b-3.

  Long-Term Performance Awards. The 1991 Stock Plan also permits the granting of Long-Term Performance Awards. Such awards shall be based upon Company, subsidiary, parent, or individual performance over designated periods based on such performance factors or other criteria as the administrators deem appropriate. Performance objectives may vary from participant to participant, group to group, and period to period. Such awards shall be granted for no cash consideration. The administrators may adjust Long-Term Performance Awards as they deem necessary or appropriate in order to avoid windfalls or hardships or to compensate for changes in tax, accounting or legal rules. Long-Term Performance Awards will be payable in cash or Common Stock.

  Nontransferability. Options, SARs, Stock Purchase Rights and Long-Term Performance Awards granted pursuant to the 1991 Stock Plan are nontransferable by the participant, other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the participant, only by the participant.

  Acceleration of Awards. Subject to the 1991 Stock Plan's Change-in-Control provisions (see below), in the event of a sale of substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding Stock Option, SAR, Stock Purchase Right and Long-Term Performance Award shall be assumed or substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation does not agree to such assumption or substitution, the administrators shall, in lieu of such assumption or substitution, provide for the participant to have the right to exercise the Stock Option, SAR, Stock Purchase Right and Long-Term Performance Award as to all or a portion of the shares subject to such Stock Option, SAR, Stock Purchase Right and Long-Term Performance Award (including shares as to which the Stock Option, SAR, Stock Purchase Right and Long-Term Performance Award would not otherwise be exercisable). If the administrators make Stock Options, SARs, Stock Purchase Rights and Long-Term Performance Awards fully exercisable in lieu of assumption or substitution, the administrators shall notify the participant that the Stock Option, SAR, Stock Purchase Right and Long-Term Performance Award shall be exercisable for a period of 15 days from the date of such notice and the Stock Option, SAR, Stock Purchase Right and Long-Term Performance Award will terminate upon the expiration of such period.

  Change-in-Control Provisions. The 1991 Stock Plan provides that in the event of a "Change-in-Control" of the Company (as defined below) the following acceleration and valuation provisions shall apply, except as otherwise determined by the Board in its discretion prior to the Change-in-Control: (i) all Stock Options, SARs, Stock Purchase Rights and Long-Term Performance Awards granted under the 1991 Stock Plan, outstanding on the date such Change-in-Control is determined to have occurred, that are not yet exercisable and vested on such date, will become immediately vested and fully exercisable; (ii) to the extent they are exercisable and vested, all outstanding Stock Options, SARs, Stock Purchase Rights and Long-Term Performance Awards will be cashed out at the "Change-in-Control Price" (as defined below) reduced by the exercise price, if any, applicable to such Stock Options, SARs, Stock Purchase Rights and Long-Term Performance Awards. A "Change-in-Control" means the occurrence of (i) the acquisition, directly or indirectly, by a person (as defined in the 1991 Stock Plan, and other than the Company, one of its subsidiaries, or a Company employee benefit plan or trustee thereof) of securities representing 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, or (ii) shareholder approval of the Company's merger or consolidation with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or shareholder approval of an agreement for the sale or disposition of all or substantially all of the Company's assets, or (iii) a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (a) are directors of the Company as of the date the Plan is approved by the shareholders, or (b) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company). The "Change-in-Control Price" shall be, as determined by the Board of Directors, (i) the highest closing sale price of a share of Common Stock as quoted on any established stock exchange or a national market system as reported in The Wall Street Journal at any time within the 60-day period immediately preceding the date of determination of the Change-in-Control Price by the Board of Directors, (ii) the highest price paid or offered per share of Common Stock, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change-in-Control of the Company at any time within such 60-day period, or (iii) some lower price, as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a share of Common Stock.

  Adjustment Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, in the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of issued shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares that have been reserved for issuance under the 1991 Stock Plan (including shares subject to an option or right) and the price per share covered by each outstanding Stock Option, SAR, Stock Purchase Right and Long-Term Performance Award. In the event of the proposed dissolution or liquidation of the Company, all outstanding

Stock Options, SARs, Stock Purchase Rights and Long-Term Performance Awards will terminate immediately prior to the consummation of such proposed action. However, the Board of Directors may, in its discretion, make provision for accelerating the exercisability of shares subject to Stock Options, SARs, Stock Purchase Rights and Long-Term Performance Awards under the 1991 Stock Plan in such event.

  Amendment and Termination. The Board may amend, alter, suspend or discontinue the 1991 Stock Plan at any time, but such amendment, alteration, suspension or discontinuation shall not adversely affect any Stock Option, SAR, Stock Purchase Right or Long-Term Performance Award then outstanding under the 1991 Stock Plan, without the written consent of the participant. To the extent necessary and desirable to comply with Rule 16b-3 or Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain shareholder approval of any amendment to the 1991 Stock Plan in such a manner and to such a degree as required. Subject to applicable laws and the specific terms of the 1991 Stock Plan, the administrators may accelerate any option, right or award or waive any condition or restriction pertaining to such option, right or award at any time. The administrators may also substitute new options, rights or awards for previously granted options, rights or awards, including previously granted options, rights or awards having higher option, right or award prices and may reduce the exercise price of any option, right or award.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a brief summary of the federal income tax consequences of transactions under the 1991 Stock Plan based on federal securities and income tax laws in effect on January 1, 1994. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

  Options granted under the 1991 Stock Plan may be either "Incentive Stock Options," as defined in Section 422 of the Code, or Nonstatutory Stock Options.

  Incentive Stock Options. No taxable income is recognized, by the optionee upon grant or exercise of an Incentive Stock Option unless the alternative minimum tax rules apply. If Common Stock is issued to an optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (i) upon sale of such shares, any amount realized in excess of the option exercise price will be treated as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an incentive stock option may result in alternative minimum tax liability for the optionee.

  If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of before the expiration of either holding period described above, generally (i) the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and (ii) the Company is entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. Different rules may apply if shares are purchased by an optionee who is also an officer, director or more than 10% shareholder. See discussion below of "Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers."

  Nonstatutory Stock Options. Except as noted below, with respect to Nonstatutory Stock Options, (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a Nonstatutory Stock Option will constitute wages for which withholding will be required. However, different rules may apply if restricted stock is purchased or if shares are purchased by an optionee who is also an officer, director or more than 10% shareholder. See discussion below of "Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers."

  Stock Appreciation Rights. No income will be recognized by a recipient in connection with the grant of a SAR. When the SAR is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any Common Stock received on the exercise. In the case of a recipient who is also an employee, any income recognized upon exercise of a SAR will constitute wages for which withholding will be required. The Company will be entitled to a tax deduction in the same amount. If the optionee receives Common Stock upon the exercise of a SAR, any gain or loss on the sale of such stock will be treated in the same manner as discussed above under "Nonstatutory Stock Options." See also "Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers."

  Stock Purchase Rights. Stock Purchase Rights will generally be taxed in the same manner as Nonstatutory Stock Options.

  Long-Term Performance Awards. Generally, no income will be recognized by a recipient in connection with the grant of a Long-Term Performance Award, unless an election under Section 83(b) of the Code is filed with the Internal Revenue Service within 30 days of the date of grant. Otherwise, at the time the Long-Term Performance Award vests, the recipient will generally recognize compensation income in an amount equal to the fair market value of the award at the time of vesting. Generally, the recipient will be subject to the tax consequences discussed under "Nonstatutory Stock Options." In the case of a recipient who is also an employee, any amount included in income will constitute wages for which withholding will be required. The Company will be entitled to a tax deduction in the same amount and at the time the recipient recognizes ordinary income with respect to a Long-Term Performance Award.

  Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers. Generally, individuals subject to Section 16(b) of the Exchange Act ("Insiders") and individuals who purchase restricted stock may have their recognition of compensation income and the beginning of their capital gains holding period deferred for up to six months after option exercise (for Insiders), or until the restrictions lapse (for restricted stock purchasers) (the "Deferral Date"), with the excess of the fair market value of the stock determined as of the Deferral Date over the purchase price being taxed as ordinary income, and the tax holding period for any subsequent gain or loss beginning on the Deferral Date. However, an Insider or restricted stock purchaser who so elects under Code Section 83(b) on a timely basis may instead be taxed on the difference between the excess of the fair market value on the date of transfer over the purchase price, with the tax holding period beginning on such date. Similar rules apply for alternative minimum tax purposes with respect to the exercise of an Incentive Stock Option by an Insider.

  Capital Gains. Generally, under law in effect as of January 1, 1994, net capital gain (net long-term capital gain minus net short-term capital loss) is taxed at a maximum rate of 28%. Capital losses are allowed in full against capital gains plus up to $3,000 of other income.

PARTICIPATION IN THE 1991 STOCK PLAN

  The grant of Stock Options, Stock Purchase Rights, Stock Appreciation Rights and Long-Term Performance Awards under the 1991 Stock Plan to employees, including the executive officers named in the Summary Compensation Table (the "Named Officers"), is subject to the discretion of the Administrator. As of the date of this proxy statement, the only awards that have been granted under the 1991 Stock Plan are options, each of which has a term of seven years and an exercise price equal to the fair market value of the underlying Common Stock on the date of grant of the option. There has been no determination made by the Administrator with respect to future awards under the 1991 Stock Plan. Accordingly, future awards are not determinable. Non-employee directors are not eligible to participate in the 1991 Stock Plan. The following table sets forth information with respect to the grant of the options under the 1991 Stock Plan to the Named Officers, to all current executive officers as a group and to all other employees as a group during the last fiscal year:

                             AMENDED PLAN BENEFITS

NAME OF INDIVIDUAL OR
IDENTITY OF GROUP AND                            NUMBER OF SHARES    AGGREGATE
      POSITION                                      SUBJECT TO       EXERCISE
- ---------------------                           OPTIONS GRANTED (#)  PRICE ($)
                                                ------------------  -----------
Raymond J. Noorda..............................              0                0
Joseph A. Marengi..............................         79,000        1,792,500
Mary M. Burnside...............................        150,000        3,427,500
James R. Tolonen...............................        108,000        2,298,000
Kanwal S. Rekhi................................        115,000        2,512,500
All current executive officers as a group (11
 persons)......................................        922,000       20,485,500
All other employees as a group.................     15,973,713      402,617,864

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1991 STOCK PLAN; THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE APPROVAL OF AMENDMENTS TO THE 1991 STOCK PLAN.

  Approval of the 1991 Stock Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and voting in person or by proxy at the Annual Meeting (the "Votes Cast"). Votes cast against the proposal are counted for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the total number of Votes Cast.

  While there is no definitive statutory or case law in Delaware as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the approval of amendments to the 1991 Stock Plan, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions on this proposal in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal for which authorization to vote was withheld. Accordingly, broker non-votes with respect to this proposal will not be considered as Votes Cast and, accordingly, will not affect the outcome of voting on this proposal.

  The Board of Directors believes that the opportunity to acquire shares pursuant to Stock Options, Stock Appreciation Rights, Stock Purchase Rights and Long-Term Performance Awards granted under the 1991 Stock Plan will be important to attract and retain qualified employees and consultants essential to the success of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1993, 1992 and 1991 for the Chief Executive Officer and the four most highly compensated executive officers of the Company whose salary plus bonus exceeded $100,000 in fiscal 1993.

                                                      LONG-TERM
                                                   COMPENSATION(3)
                                                   ---------------
                                     ANNUAL
                               COMPENSATION(1)(2)      AWARDS
                               ------------------- ---------------
          (A)              (B)    (C)       (D)          (G)               (I)
                                                     SECURITIES
   NAME AND PRINCIPAL           SALARY     BONUS     UNDERLYING         ALL OTHER
        POSITION          YEAR    ($)     ($)(4)   OPTIONS (#)(5)  COMPENSATION ($)(6)
   ------------------     ---- --------- --------- --------------- -------------------
Raymond J. Noorda.......
 Chief Executive          1993   285,585         0          0             4,285
 Officer, President and   1992   198,830         0          0             3,302
 Chairman of the Board    1991    37,370         0          0               --
Joseph A. Marengi.......  1993   178,400   171,660     40,000             4,497
 Senior Vice President--  1992   182,531    71,283     39,000             4,364
 Worldwide Sales          1991   168,417    82,503          0               --
Mary M. Burnside........
 Office of President and  1993   256,675    95,680     60,000             4,497
 Chief Operations         1992   186,118    76,027     90,000             4,364
 Officer                  1991   151,560    77,438          0               --
James R. Tolonen........  1993   238,014    88,320     60,000             4,497
 Office of President and  1992   191,931    76,027     48,000             4,364
 Chief Financial Officer  1991   163,023    82,503          0               --
Kanwal S. Rekhi.........
 Executive Vice           1993   232,097    84,640     55,000             4,497
 President--              1992   191,971    76,027     60,000             4,364
 Corporate Technology     1991   180,304    87,994          0               --

- --------
(1) The Company has not paid any Other Annual Compensation as defined in the regulations promulgated by the Securities and Exchange Commission (the "SEC") to the above named executive officers. Therefore, the Other Annual Compensation column has not been included in this table.
(2) Compensation deferred at the election of the executive, pursuant to the Novell, Inc. Retirement and Savings Plan, is included in the year earned.
(3) The Company has not granted any stock appreciation rights or restricted stock awards and does not have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the SEC.
(4) Cash bonuses for services rendered in fiscal years 1993, 1992 and 1991, have been listed in year earned, but were actually paid in the following fiscal year. Bonuses were calculated based on the operating results of the Company and performance of the individuals.
(5) The Novell option plans are administered by a committee of the Board of Directors. The committee determines the eligibility of employees and consultants, the number of shares to be granted and the terms of such grants. All stock options granted in fiscal year 1993 are non-statutory options receiving no special tax benefit, have an exercise price equal to the fair market value on the date of grant, vest at a rate of 25 percent per year, and have a term of seven years. Upon acquisition of the Company, vesting of options accelerates if the acquiring company is unwilling to assume options. The plans also provide for cashless exercises.
(6) The stated amounts are Company matching contributions to the Novell, Inc. Retirement and Savings Plan.

DIRECTOR COMPENSATION

  Non-employee Directors of the Company received an annual retainer of $8,000 plus a Board meeting fee of $1,000. Additionally, the directors are reimbursed for their expenses incurred in attending meetings of the Company's Board of Directors. Non-Employee Directors do not receive additional compensation for committee meetings. See also "Executive Compensation--Non-Employee Directors Stock Option Plan".

STOCK OPTION GRANTS IN FISCAL YEAR 1993

                                                                       POTENTIAL
                                                                   REALIZABLE VALUE
                                                                   AT ASSUMED ANNUAL
                                                                    RATES OF STOCK
                                                                         PRICE
                                                                   APPRECIATION FOR
                                     INDIVIDUAL GRANTS              OPTION TERM(1)
                         ----------------------------------------- -----------------
       (A)                  (B)        (C)       (D)       (E)       (F)      (G)
                         NUMBER OF  % OF TOTAL
                         SECURITIES  OPTIONS
                         UNDERLYING GRANTED TO
                          OPTIONS   EMPLOYEES  EXERCISE
                          GRANTED   IN FISCAL   PRICE   EXPIRATION
      NAME                 (#)(2)    YEAR(3)    ($/SH)     DATE    5% ($)   10% ($)
      ----               ---------- ---------- -------- ---------- ------- ---------
Raymond J. Noorda.......     0          0         --         --        --        --
Joseph A. Marengi.......   40,000      0.30     18.00    10/5/00   293,112   683,076
Mary M. Burnside........   60,000      0.45     18.00    10/5/00   439,668 1,024,614
James R. Tolonen........   60,000      0.45     18.00    10/5/00   439,668 1,024,614
Kanwal S. Rekhi.........   55,000      0.41     18.00    10/5/00   403,029   939,220

- --------
(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the seven-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) All options shown in the table were granted on October 5, 1993. The Novell option plans are administered by a committee of the Board of Directors. The committee determines the eligibility of employees and consultants, the number of shares to be granted and the terms of such grants. All stock options granted in fiscal year 1993 are non-statutory options receiving no special tax benefit, have an exercise price equal to the fair market value on the date of grant, vest at a rate of 25 percent per year, on the first, second, third and fourth anniversary of the grant date and have a term of seven years. Upon the acquisition of the Company, vesting of options is accelerated if the acquiring company is unwilling to assume options. The plans also provide for cashless exercises.

(3) Options to purchase an aggregate of 13,467,214 shares were granted to employees in fiscal 1993.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

       (A)                   (B)         (C)               (D)                       (E)
                                                  NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                            SHARES      VALUE     OPTIONS AT FY-END (#)         FY-END ($)(1)
                         ACQUIRED ON  REALIZED  ------------------------- -------------------------
      NAME               EXERCISE (#)  ($)(2)   EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----               ------------ --------- ----------- ------------- ----------- -------------
Raymond J. Noorda.......         0            0        0             0           0              0
Joseph A. Marengi.......     2,632       76,948   19,850        87,950      98,828        312,858
Mary M. Burnside........    30,000      746,250   22,500       157,500           0        761,250
James R. Tolonen........    35,000      896,875   52,000        96,000           0        945,000
Kanwal S. Rekhi.........    50,000    1,162,500   15,000       150,000           0      1,111,250

- --------
(1) Potential unrealized value is (i) the fair market value at fiscal 1993 year end ($21.50 per share) less the option exercise price, times (ii) the number of shares subject to the option.
(2) Value realized is (i) the fair market value on the date of exercise, less the option exercise price, times (ii) the number of shares exercised.

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

  The Novell, Inc. Non-Employee Directors Stock Option Plan ("Directors Plan") is administered by a committee of the Board of Directors. However, the time of grant, number of shares granted, exercise price and vesting schedule are established by the terms of the Directors Plan and are not subject to the discretion of the committee or any person. Only non-employee directors may participate in the Directors Plan.

  Under the Directors Plan, all new non-employee directors receive an option to purchase 72,000 shares (an "Initial Option") on the date of their initial election or appointment to the Board of Directors. A similar option was granted to directors serving on the date the Directors Plan was approved by the shareholders. Pursuant to this provision, director Elaine Bond was granted an Initial Option having an exercise price of $31.25 per share upon her appointment to the Board of Directors on February 3, 1993. All options are non-statutory options receiving no special tax benefit, have an exercise price equal to the fair market value on date of grant, vest annually at the rate of 33% per year and have a term of ten years.

  On October 30, 1993, options to purchase 320,000 shares of the Company's Common Stock under the Directors Plan were outstanding at a weighted average exercise price of $19.58.

   REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORSON EXECUTIVE
                                  COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent non-employee directors, Ms. Bond, Mr. Messman and Mr. Wilson. Mr. Noorda, the Chief Executive Officer ("CEO") of the Company, and certain other executive officers of the Company may attend meetings of the Committee, but are not present during discussions or deliberations regarding their own compensation.

OVERVIEW

  Acting on behalf of the Board of Directors, the Committee's responsibilities include the following:

  . Establishing the general compensation policy of the Company for all executive officers.

  . Determining compensation levels for the CEO and other executive officers.

  . Administering the Company's Senior Management Incentive Plan (the
   "Incentive Plan"), including approving target bonuses, performance objectives and actual bonus payments for executive officers (other than the CEO, who does not participate in the Incentive Plan).

  . Administering the Company's Stock Option Plans, including determining eligibility, the number of shares to be granted under option and the terms of such grants.

  The Company's executive compensation program is designed to support the achievement of Company performance objectives, to ensure that executive officers' interests are aligned with the success of the Company, and to provide compensation opportunities that will attract, retain and motivate superior executive personnel. Consistent with these objectives, the Committee believes that the compensation of executive officers should be significantly influenced by performance. Accordingly, a substantial portion of the compensation of each executive officer is contingent upon Company performance and adjusted as appropriate upon individual performance.

1993 EXECUTIVE OFFICER COMPENSATION

  The Company's compensation program for executive officers is structured to be competitive within the high technology industry. The Company's Human Resources Department, working with an independent outside consulting firm, has developed executive compensation data from a nationally recognized survey for a group of comparable companies, which are selected on the basis of similarity in revenue level and industry segment to the Company. Approximately 50% of the companies included in this group for the 1993 executive compensation analysis are also included in the NASDAQ Computer and Data Processing Services (NASDAQ C&DPS) index for stock price performance on page 18. The Company's executive level positions, including the CEO, were matched to comparable survey positions and competitive levels were determined for base salary, target incentives and target total compensation. Market practices with respect to stock option grants were also reviewed.

  The competitive market data for each executive officer was reviewed with the CEO. In addition, the responsibility level of each was reviewed, together with the executive officer's individual performance for the last fiscal year and objectives for fiscal 1993. The Company's performance compared to objectives for the last fiscal year and performance targets for fiscal 1993 were also reviewed.

  In the context of such individual performance, Company performance, survey data, and the executive officer's responsibility level, the CEO recommended to the Committee a base salary and target incentive bonus for fiscal 1993 for each executive officer, excluding the CEO. The target incentive is the incentive that would be paid after the end of the fiscal year if both the executive officer and the Company achieve the performance objectives established for the year.

  Incentive bonuses for executive officers are determined according to the Incentive Plan, based upon a combination of Company and individual performance. The CEO recommended to the Committee Novell's performance targets in terms of
(a) earnings before interest and taxes and (b) revenue, both of which were to be included in the Incentive Plan for fiscal 1993. In general, the Incentive Plan requires that at least 80% of each objective must be achieved before any bonuses are paid to participants. In addition, each participant must substantially meet the requirements and objectives of his or her position to receive an incentive bonus.

  In October 1992, the Committee reviewed the recommendations, performance evaluations and survey data outlined above. The Committee approved a base salary level to be effective January 1, 1993 and a target incentive for fiscal 1993 for each executive officer, other than the CEO. The Committee reviewed and approved the Incentive Plan for fiscal 1993, including the Company earnings and revenue objectives to be used for incentive determination.

  The fiscal 1993 target total cash compensation levels (base salary plus target incentives) for the four named executive officers generally fall between the 50th and 75th percentiles of the comparable company market data.

  In October 1993, the CEO recommended to the Committee proposed stock option grants for executive officers, other than the CEO. Stock option grants were reviewed and approved by the committee in the context of the Company's performance to date relative to its fiscal 1993 objectives, the responsibility level and performance of the executive officer, prior stock grants to the executive officer and the level of outstanding vested and unvested options. Option grants under the 1991 Stock Plan are designed to further strengthen the linkage between executive compensation and stockholder return and to provide additional incentives to executive officers to continue their employment with the Company. Stock options generally become exercisable over a four-year period at a price that is equal to the fair market value of the Company's stock on the date of grant.

  In December 1993, the Committee reviewed and approved incentive awards for fiscal 1993 for executive officers, other than the CEO. Such incentive awards were determined by adjusting each executive officer's target bonus based upon actual Company performance compared to objectives and individual performance of the executive officer, following the process and formula outlined in the Incentive Plan. Based on the Company's year-end financial results, the threshold performance levels of both the earnings and revenue objectives were exceeded. Individual performance evaluations of each executive officer for fiscal 1993 were made by the CEO and reviewed with the Committee. According to such performance evaluations, each of the four named executive officers met or exceeded the objectives and requirements of his or her position for the year.

1993 CEO COMPENSATION

  The CEO has traditionally received a base salary substantially below market competitive levels for similar positions. The CEO's base salary was not increased in fiscal 1993 and remains below the 25th percentile of the comparable company market data. In addition, the CEO customarily has not received cash incentives or stock option grants, did not receive an incentive for fiscal 1993 and was not awarded any stock option grants in fiscal 1993.

  Respectfully submitted,

    Ian R. Wilson, Chairman
    Elaine R. Bond
    Jack L. Messman

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

  Directors Wilson, Bond and Messman comprise the Compensation Committee.

  Raymond J. Noorda, Chief Executive Officer of the Company, was a member of the Compensation Committee until June 1993 and participated in discussions regarding compensation for executive officers. Mr. Noorda was not present during discussions regarding compensation of the Chief Executive Officer.

  Mr. Sonsini is a member of the law firm of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation and was a member of the Company's Compensation Committee until June 1993. Such law firm performed services for Novell during fiscal 1993 and Novell proposes to retain the services of such firm in fiscal 1994.

  In fiscal 1992, the Company purchased an aircraft from Dialogic Systems Corporation (DSC), a company which is owned 100 percent by Mr. Noorda, for $1,500,000. Based on analysis prior to purchase, said price was the fair market value at the time of purchase. During fiscal 1993, pursuant to rental agreements with DSC, Novell used certain business aircraft of DSC and paid approximately $115,000.

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                               AMONG NOVELL, INC.
                          S&P 500 AND NASDAQ C&DPS(1)

                             [GRAPH APPEARS HERE]

                                                 INDEXED/CUMULATIVE RETURNS
                                       BASE  ----------------------------------
                                      PERIOD RETURN RETURN RETURN RETURN RETURN
COMPANY/INDEX NAME                     1988   1989   1990   1991   1992   1993
- ------------------                    ------ ------ ------ ------ ------ ------
Novell, Inc..........................  100    98.26 170.68 713.79 841.38 593.10
S&P 500..............................  100   126.40 116.94 156.12 171.66 197.31
NASDAQ Computer & Data Process
 Service.............................  100   134.54 121.86 266.67 311.16 347.79

- --------
(1) Weighted by the year-end market value of each company.

                              INDEPENDENT AUDITORS

  The Board of Directors has approved a resolution retaining Ernst & Young as its independent auditors for fiscal 1994. Ernst & Young has audited the Company's financial statements since 1987. A representative of Ernst & Young will be present at the Annual Meeting and will have an opportunity at the meeting to make a statement if he desires to do so and will be available to respond to appropriate questions.

                            SECTION 16(A) REPORTING

  Each director and each officer of the Company who is subject to Section 16 of the Exchange Act of 1934 is required by Section 16(a) of the Exchange Act to report to the Securities and Exchange Commission by a specified date his or her transactions in the Company's securities. During the period from November 1, 1992 to fiscal 1993 year end, Director Elaine Bond filed her Form 3 upon joining the Board of Directors in a timely manner but inadvertently omitted a derivative security that she beneficially owned. She subsequently amended such Form 3 to reflect such ownership, which amendment was filed late.

                           PROPOSALS OF SHAREHOLDERS

  Proposals that shareholders desire to be included in the Company's proxy materials at the 1995 Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company at its principal office (122 East 1700 South, P.O. Box 5900, Provo, Utah 84606) no later than September 22, 1994 in order to be considered for inclusion in such proxy materials.

                             ADDITIONAL INFORMATION

  The Company's Annual Report to Shareholders for the fiscal year ended October 30, 1993, including the consolidated financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

                                 OTHER MATTERS

  The Company is not aware of any other business to be presented at the Annual Meeting. If matters other than those described herein should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ David R. Bradford, Corporate
                                          --------------------------------
                                          David R. Bradford, Corporate
                                           Secretary

DATED: January 20, 1994

                                 NOVELL, INC.
PROXY                         122 EAST 1700 SOUTH
                                 P.O. BOX 5900
                               PROVO, UTAH 84606
          This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby constitutes and appoints Raymond J. Noorda, James R. Tolonen and David R. Bradford and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Novell, Inc. to be held at the Novell Corporate Headquarters, 122 East 1700 South, Provo, Utah 84606, on Wednesday, March 9, 1994, at 2:00 p.m. Mountain Standard Time and at any adjournments thereof, to vote as designated.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR APPROVAL AND RATIFICATION OF THE ADOPTION OF AMENDMENTS TO THE NOVELL, INC. 1991 STOCK PLAN AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          (Continued on reverse side)

                           . FOLD AND DETACH HERE .

1. Election of Directors:

    VOTE FOR         WITHHOLD       (INSTRUCTION: To withhold authority to vote
 all nominees        AUTHORITY      for any individual nominee, strike a line
 listed (except   to vote for all   through the nominee's name in the list
as marked to the     nominees       below.)
   contrary)
                                    Nominees: Raymond J. Noorda, Elaine R. Bond,
                                    Jack L. Messman, Kanwal S. Rekhi, Larry W.
                                    Sonsini, and Ian R. Wilson

2. To approve and ratify the adoption    3. IN THEIR DISCRETION to act upon such
of amendments to the Novell, Inc.        other business as may properly come
1991 Stock Plan.                         before the meeting or any adjournments
                                         thereof.

                                            AUTHORIZATION    AUTHORIZATION
   FOR  AGAINST  ABSTAIN                       GRANTED         WITHHELD

   / /    / /      / /
                                             DATED: _____________________ , 1994

                                             -----------------------------------
                                                 Signature of Shareholder(s)

                                             -----------------------------------
                                                 Signature of Shareholder(s)

                                             Please sign exactly as name appears
                                             hereon. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by president or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
/___                                         person.
     -----------------------------------
      "PLEASE MARK INSIDE BLUE BOXES SO
     THAT DATA PROCESSING EQUIPMENT WILL
              RECORD YOUR VOTES"
     -----------------------------------
- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .